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                                  EXHIBIT 23.1


                   [Letterhead of McGladrey & Pullen, LLP]




                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the July 9, 1996 Registration Statement on Form S-8 of our report, dated December 1, 1995 except for Note 7 as to which the date is December 8, 1995, which appears on page 25 of the annual report on Form 10-K of Todhunter International, Inc. for the year ended September 30, 1995.



                                   /s/ McGladrey & Pullen, LLP


West Palm Beach, Florida
July 9, 1996